SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2008

CHANCELLOR GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30219	87-0438647
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

216 South Price Road, Pampa, TX	79065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(806) 688-9697

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01.  Regulation FD Disclosure.

Chancellor Group, Inc. (“Chancellor”, “we” or “us”) announced that it is in discussions with a mid-size Texas oil and gas company for the purchase by this company of a part of our oil and gas producing properties, thus permitting payment of Chancellor’s and its subsidiaries’ obligations to their secured and unsecured creditors and, subject to Court approval, an early exit from the Chapter 11 bankruptcy proceeding.

The transaction being discussed would leave Chancellor debt-free, and with some working capital. Chancellor, and its wholly-owned subsidiaries, Gryphon Production Company LLC and Gryphon Field Services LLC, would retain approximately 130 wells, of which 35 are actively producing, out of a total of approximately 625 wells. Chancellor and Gryphon Production Company would continue as licensed Texas Railroad Commission operators. Also retained would be all operating equipment, including two rigs, and our 15.9 acre property, with its shop, yard and office complex.

There is no assurance that Chancellor will reach an acceptable agreement with this proposed purchaser, nor that any agreement we do reach with this company will provide for terms substantially as outlined above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHANCELLOR GROUP, INC.

By	/s/ Thomas H. Grantham
Thomas H. Grantham, President

Date: June 20, 2008